Exhibit 11.2

Consent of Independent Auditors

We consent to the use in this Annual Report on Form 1-K of Elio Motors, Inc. of our report dated April 28, 2017, relating to our audit of the financial statements of Elio Motors, Inc. as of December 31, 2016 and for the years ending December 31, 2016 and 2015.

/s/ Eide Bailly LLP

Denver, Colorado
June 7, 2018